                                  900 CORPORATION

                                ENCORE SYSTEMS, INC.

                                    OFFICE LEASE

                                       INDEX


ARTICLE                                 TITLE                             PAGE
    1       DEMISED PREMISES                                                1
    2       TERM                                                            1
    3       RENT                                                            1
    4       RENT ADJUSTMENT                                                 1
    5       INCREASES IN ANNUAL OPERATING COSTS                             1
    6       ADDITIONAL RENT                                                 2
    7       LAWS AND ORDINANCES                                             2
    8       FURNITURE; FIXTURES; ELECTRICAL EQUIPMENT                       2
    9       ALTERATIONS                                                     2
   10       DAMAGE                                                          3
   11       CONDEMNATION                                                    3
   12       USE OF DEMISED PREMISES                                         3
   13       REPAIRS BY TENANT                                               3
   14       REPAIRS BY LANDLORD                                             3
   15       ROOF RIGHTS                                                     3
   16       LANDLORD'S REMEDIES UPON DEFAULTS                               3
   17       SERVICES OF LANDLORD                                            4
   18       INSURANCE                                                       4
   19       PROPERTY AT TENANT'S RISK                                       4
   20       ASSIGNMENT; SUBLETTING                                          4
   21       SIGNS                                                           4
   22       RULES AND REGULATIONS                                           4
   23       PARKING                                                         4
   24       LANDLORD ACCESS                                                 4
   25       SUBORDINATION                                                   4
   26       MORTGAGEE PROTECTION                                            4
   27       CONSTRUCTION OF TENANT IMPROVEMENTS BY LANDLORD                 4
   28       HOLD-OVER                                                       5
   29       ESTOPPEL CERTIFICATES                                           5
   30       QUIET ENJOYMENT                                                 5
   31       DELAY                                                           5
   32       RELOCATION OF TENANT                                            5
   33       MODIFICATIONS DUE TO FINANCING                                  5
   34       ATTORNEYS' FEES; HOMESTEAD                                      5
   35       NOTICES                                                         5
   36       REMEDIES CUMULATIVE; NO WAIVER                                  5
   37       MODIFICATION                                                    5
   38       WAIVER OF JURY TRIAL                                            5
   39       HEADINGS                                                        5
   40       APPLICABLE LAW                                                  5
   41       NO OPTION                                                       5
   42       GENDER; ASSIGNS AND SUCCESSORS                                  5
   43       SEVERABILITY                                                    6
   44       SPECIAL STIPULATIONS                                            6


                            900 CORPORATION OFFICE LEASE

     THIS LEASE, made this 15th day of January, 1992, by and between (i) 900 CORPORATION (hereinafter "Landlord"); and (ii) Encore Systems, Inc. (hereinafter "Tenant").

                                W I T N E S S E T H:

     1. DEMISED PREMISES. For and in consideration of the rent hereinafter reserved and the mutual covenants hereinafter contained, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby hire, lease and accept, from Landlord. An area for one Satellite Earth Station which is located adjacent to service drive on west side of Building which area is to be designated by Landlord. of the building known as 900 Circle 75 Parkway (the "Building") located in the Circle 75 Office Park, at 900 Circle 75 Parkway, Atlanta, Georgia 30339 (the "Property") all upon the terms and conditions hereafter set forth.

     2. TERM. The term of this lease shall commence on the date hereof (the "Lease Date") and shall end Seventeen (17) months after the "Rent Commencement Date," as hereinafter defined. The "Rent Commencement Date" shall be the 1st day of December, 1991, or the date Tenant actually commences occupancy of the Demised Premises, whichever is earlier. In the event the Rent Commencement Date is a date other than the first day of a calendar month, the term of the lease shall run for the number of months set forth above from the first day of the calendar month following the Rent Commencement Date. Landlord and Tenant hereby agree to execute a Commencement Agreement specifying the Rent Commencement Date hereof.

     3. RENT. Commencing with the Rent Commencement Date, Tenant shall pay as annual rent for the Demised Premises the sum of Six Thousand and No/100 Dollars ($6,000.00) per annum, payable in equal monthly installments of Five Hundred and No/100 Dollars ($500.00) each (the "Initial Base Rent"). All such monthly installments of rent shall be payable to Landlord or its designated agent, in advance, without previous notice or demand therefor, and without deduction or setoff, with the first monthly installment to be due and payable no later than the Rent Commencement Date and each subsequent monthly installment to be due and payable on the first day of each and every month following the Rent Commencement Date during the term hereof. If the Rent Commencement Date is a date other than the first day of a month, rent for the period commencing with and including the Rent Commencement Date until the first day of the following month shall be pro-rated at the rate of one-thirtieth (1/30th) of the fixed monthly rental per day.

          Landlord hereby acknowledges receipt of One Thousand and No/100 Dollars ($1,000.00) of which Five Hundred and No/100 Dollars ($500.00) shall constitute prepayment of the first month's rent, and Five Hundred and No/100 dollars ($500.00) shall be held by Landlord as security for the full and prompt compliance and performance of each of the terms, covenants and conditions of this lease.

     4.   RENT ADJUSTMENT.

          (a) At the expiration of each Lease Year (as hereinafter defined), the rent shall be adjusted to reflect any increases in the "Consumer Price Index" (the "CPI" as hereinafter defined). Such adjustment shall be accomplished by multiplying the Initial Base Rent by a fraction, the numerator of which shall be the sum of (i) the CPI as of the most recent month prior to the Rent Commencement Date (the "Original CPI") and (ii) One Hundred Percent (100%) of the difference between the CPI as of the most recent month prior to the date of adjustment and the Original CPI, and the denominator of which shall be the Original CPI. In no event shall any adjustment made pursuant to this paragraph result in a reduction of the then-current rent.

          (b) The "Consumer Price Index" is hereby defined to be the Index now known as "United States Bureau of Labor Statistics, Revised Consumer Price Index for Urban Wage Earners and Clerical Workers, United States City Average, all items -- Series A (1982-1984 = 100 Base Year)"; and if such Index shall be discontinued, then any successor consumer price index of the United States Bureau of Labor Statistics or successor agency thereto shall be used and if there is no successor consumer price index, then the parties hereto shall attempt to agree on a substitute index or formula. In the event that Landlord and Tenant shall be unable to agree on a substitute index or formula, the matter shall be submitted for arbitration in accordance with the rules of the American Arbitration Association then prevailing.

          (c) For all purposes of this lease, the term "Lease Year" shall be defined to mean a period of twelve (12) full calendar months. The first Lease Year shall commence on the Rent Commencement Date (or on the first day of the first calendar month following the Rent Commencement Date if said date is other than the first day of a calendar month), and each succeeding Lease Year shall commence on the anniversary date of the beginning of the first Lease Year.

     6. ADDITIONAL RENT. Any amounts required to be paid by Tenant hereunder and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this lease shall be considered additional rental payable in the same manner and upon the same terms and conditions as the rent reserved hereunder. Any failure on the part of Tenant to pay such additional rental when and as the same shall become due shall entitle Landlord the remedies available to it for non-payment of rent.

     7. LAWS AND ORDINANCES. Tenant will, at its own cost, promptly comply with and carry out all orders, requirements or conditions now or hereunder imposed upon it by the ordinances, laws and/or regulations of the municipality, county and/or state in which the Demised Premises are located, whether required of Landlord or otherwise, in the conduct of Tenant's business, except that Landlord shall comply with any orders affecting structural walls and columns unless due to Tenant's particular business or use of the premises. Tenant will indemnify and save Landlord harmless from all penalties, claims, and demands resulting from Tenant's failure or negligence in this respect.

     8.   FURNITURE; FIXTURES; ELECTRICAL EQUIPMENT.

          (b) Landlord shall at its expense furnish electric facilities to the Premises and electricity for lighting and small business machinery only (e.g., writers, dictating machines, adding machines, calculators, small copiers, postage machines, teletypes and any other small office equipment that is computer related). Tenant will not use any electrical equipment which in Landlord's opinion will overload the wiring installations or interfere with the reasonable use thereof by other users in the Building. Tenant will not without Landlord's prior written consent in each instance, connect any additional (e.g., electric heaters, vending equipment, printing, or duplicating machines, computers, word processors, terminals, auxiliary air conditioners, and computer related equipment) to the Building's electrical system, or make any alterations or additions to the system. Should Landlord grant such consent, additional circuits, meters or equipment required therefor shall be installed by Landlord and the costs of installation, equipment and metering device to be paid by Tenant within five (5) days of receipt of bill. The consumption of electricity for such additional equipment shall be paid monthly by Tenant to Landlord at the prevailing utility company rates. Landlord and Tenant agree that in the event Tenant adds additional equipment which in Landlord's opinion produces enough heat to cause a comfort problem in the Building or any part thereof, then Landlord may install a supplemental air conditioner, and Tenant agrees to pay Landlord for such equipment, installation and consumption of electricity for supplemental air conditioner. Landlord shall not be liable for any damages directly or indirectly resulting from the installation, use or interruption of use of any equipment in connection with the furnishing of services referred to in this paragraph.

     9. ALTERATIONS. Tenant shall make no alterations or changes, structural or otherwise, to any part of the Demised Premises, either exterior or interior, without Landlord's written consent. In the event of any such approved changes, Tenant shall have all work done at its own expense. Request for such consent shall be accompanied by plans stating in detail precisely what is to be done. Tenant shall comply with the building codes, regulations and now or hereafter to be made or enforced in the municipality, county and/or state in which said premises are located and which pertain to such work. The additions, improvements, alterations and/or installations made by Tenant (except only office furniture and business equipment) shall become and are a part of the Building and be and remain Landlord's property upon the termination of Tenant's occupancy of said premises; provided, however, the Landlord gives written notice to Tenant at the expiration or other termination of this lease to such effect, it may require Tenant to restore said Demised Premises to their original condition at Tenant's sole cost and expense. Tenant shall save Landlord harmless from and against all expenses, liens, XXX or damages to either property or person which may or might arise by reason of the making of any such additions, improvements, alterations and/or installations. Landlord reserves the right to change, increase or reduce, from time to time, the number, composition, dimensions or location of any park areas, signs, the Building name, service areas, walkways, roadways or other common areas or make alterations or additions to the Building, in its sole discretion.

     10. DAMAGE. If the Demised Premises shall be damaged by fire or other cause, without the fault or neglect of Tenant, its servants, employees, agents, visitors or licensees, the damage shall be diligently repaired within a reasonable time by and at the expense of Landlord, and the rent until such repairs shall have been made shall abate pro-rata according to the part of the Demised Premises which is unusable by Tenant. Due allowance shall be made for reasonable delay which may arise by reason of adjustment of fire insurance on the part of Landlord and/or Tenant, and for personal delay on account of "labor troubles" or any other cause beyond Landlord's control. If, however, the Demised Premises are rendered wholly untenantable by fire or other cause and Landlord shall decide not to rebuild the same, or if the entire Building be so damaged that Landlord shall decide to demolish it or not to rebuild it, then or in any of such events, Landlord may, at its option, cancel and terminate this lease by giving Tenant, within thirty (30) days from the date of such damage, notice in writing of its intention to cancel this lease, whereupon the term of this lease shall cease and determine upon the third day after such notice is given, and Tenant shall vacate the Demised Premises and surrender the same to Landlord; in neither of the certain contingencies in this paragraph mentioned shall there be any liability on the part of Landlord to Tenant covering or in respect of any period during which the occupation of said Demised Premises by Tenant may not be possible because of the matters hereinabove stated.

     11. CONDEMNATION. If the Demised Premises or any part thereof shall be taken by any governmental or quasi-governmental authority pursuant to the power of eminent domain, or by deed in lieu thereof, Tenant agrees to make no claim for compensation in the proceedings, and hereby assigns to Landlord any rights which Tenant may have to any portion of any reward made as a result of such taking, and this lease shall terminate as to the portion of the Demised Premises taken by the condemning authority and rental shall be adjusted to such date. The foregoing notwithstanding, Tenant shall be entitled to claim, prove and receive in the condemnation proceedings such awards as may be allowed for relocation expenses and for fixtures and other equipment installed by it which shall not, under the terms of this lease, be or become the property of Landlord at the termination hereof, but only if such awards shall be made by the condemnation court in addition to and stated separately from the award made by it for the land and the building or part thereof so taken.

          If the nature, location or extent of any proposed condemnation affecting the Building in such that Landlord elects in good faith to demolish the Building, then Landlord may terminate this lease by giving at lease sixty
(60) days' written notice of termination to Tenant at any time after such condemnation and this lease shall terminate on the date specified in such notice.

     12. USED OF DEMISED PREMISES. The Demised Premises shall be used and occupied by Tenant solely for the purpose of Installation of Satellite Earth Station, and for no other purpose whatsoever. The premises shall not be used for any illegal purpose or in violation of any valid regulation of any governmental body, or in any manner to (i) create any nuisance or trespass; (ii) annoy or embarrass Landlord or any other Tenant of the Property; (iii) vitiate any insurance; (iv) alter the classification or increase the rate of insurance on the Property.

     13. REPAIRS BY TENANT. Tenant agrees to maintain the Demised Premises and the fixtures therein (including any special heating, ventilating and air conditioning equipment or other special installations for Tenant's fixtures and equipment) in good order and condition during the term of this lease at its sole cost and expense, and will, at the expiration of other termination of the term hereof, surrender and deliver up the same and all keys, locks and other fixtures connected therewith (except only office furniture and business equipment) in like good order and condition, as the same is now or shall be at the Rent Commencement Date, ordinary wear and tear excepted.

     14. REPAIRS BY LANDLORD. Landlord shall have no duty to Tenant to make any repairs or improvements to the Demised Premises except structural repairs necessary for safety and tenantability, and then only if not brought about by any act or neglect of Tenant, it agents, employees or invitees. Landlord shall not be liable for any damage caused to the person or property of Tenant, its agents, employees or invitees, due to the Property or the Building or any part or appurtenances thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from electricity, or from any other cause whatsoever. Tenant agrees to report immediately in writing to Landlord any defective condition on or about the Demised Premises known to Tenant which Landlord is required to repair, and a failure to so report shall make Tenant liable to Landlord for any expense, damage or liability resulting from such defects.

     15. ROOF RIGHTS. Except as otherwise provided in this Lease, Landlord shall have the exclusive right to use all or any portion of the roof of the Building for any purposes.

     16. LANDLORD'S REMEDIES UPON DEFAULT. In the event Tenant shall default in the payment, when due, of any installment of rent or other charges or money obligation to be paid by Tenant hereunder (all of which monetary obligations of Tenant shall bear interest at the highest rate allowable by law, not to exceed Eighteen Percent (18%) per annum, from the date due until paid in full) and fails to cure said default within five (5) days after the same shall become due; or if Tenant shall default in performing any of the covenants, terms or provisions of this lease (other than the payment, when due, of any of Tenant's monetary obligations hereunder) or any of the Rules and Regulations now or hereafter established by Landlord to govern the operation of the Building and fails to cure such default within 20 days after written notice thereof from Landlord; or if Tenant shall abandon the Demised Premises; or if Tenant is adjudicated a bankrupt; or if a permanent receiver is appointed for Tenant's property; or if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the rent or any part thereof, is or is proposed to be, reduced as payment thereof deferred; or if Tenant makes an assignment for the benefit of creditors; or if Tenant's property or effects should be levied upon or breached under process against Tenant, not satisfied or dissolved within 10 days after written notice from Landlord to Tenant to obtain satisfaction thereof; then, and in any of said events, Landlord, at its option may pursue any one or more of the following remedies without any notice or demand whatsoever.

          (a) Landlord, at its option, may at once, or at any time thereafter terminate this lease by written notice to Tenant, whereupon this lease will end. Upon such termination by Landlord, Tenant will at once surrender possession of the Demised Premises to Landlord and remove all of Tenant's effects therefrom, and Landlord may forthwith re-enter the premises and repossess himself thereof, and remove all persons and effects therefrom, using such force as may be necessary, without being guilty of trespass, forcible entry, detainer or other tort.

          (b) Landlord may, without terminating this lease, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying the premises or any part thereof, without being liable for prosecution or any claim for damages therefor, and, if Landlord so elects, make such alterations and repairs as, in Landlord's judgment, may be necessary to relet the premises, and relet the premises and any part thereof for such rent and for such period of time and subject to such terms and conditions as Landlord may deem advisable and receive the rent therefor. Upon each such reletting, all rent received by Landlord from such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord, including interest thereon; second, to the payment of any loss and expenses of such reletting, including brokerage fees, attorneys' fees and the cost of such alterations and repairs; third, to the payment of rent due and unpaid hereunder, together with interest thereon as herein provided; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Tenant agrees to pay to Landlord, on demand, any deficiency that may arise by reason of such reletting. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this lease for such prior default.

          (c) In the event Landlord terminates this lease in accordance with the provisions of this paragraph 16, Landlord may, in addition to any other remedy it may have, recover from Tenant all damages and expenses Landlord may suffer or incur by reason of Tenant's default hereunder, including, without limitation, the cost of recovering the premises, reasonable attorneys' fees and the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to the rent reserved in this lease for the remainder of the stated term over the then reasonable rental price of the premises for the remainder of the stated term, all of which sums shall become immediately due and payable by Tenant to Landlord upon demand of Landlord.

          (d) If the rent agreed to be paid, including all other sums of money which under the provisions hereto are declared to be rent, shall be in arrears in whole or in part for five (5) or more days, Landlord may at its option (if such arrearage remains unpaid after ten (10) days' written notice to Tenant) declare the tenancy hereunder converted into a tenancy from month to month, and upon giving written notice to Tenant of the exercise of such option, Landlord shall forthwith be entitled to all provisions of law relating to summary of eviction of monthly tenants in default in rent.

          Pursuit of any of the foregoing remedies shall not preclude Landlord from pursuing any other remedies herein or at law or in equity provided, nor shall pursuit of any remedy by Landlord constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accrued to Landlord by reason of Tenant's violation of any of the covenants and provisions of this lease.

          Anything in this Lease to the contrary notwithstanding, in order to cover the extra expense involved in handling delinquent payments, Tenant shall pay a "late charge" of $150.00 when any installment of rent (Initial Base Rent or any other sum which may be considered additional rental under this Lease) is paid more than five (5) days after the due date thereof. It is hereby understood that this charge is for extra expenses incurred by the Landlord in processing the delinquency.

          Tenant hereby appoints the person in charge of the Demised Premises at the time as its agent to receive service of all dispossessory or complaint proceedings and notices hereunder and under this lease, and if no person is then in charge of the premises, such service of notice may be made attaching the same to the main entrance of the premises, provided that a copy of any such proceedings or notices shall be mailed to Tenant in the manner set forth in paragraph 35 hereof.

     18.  INSURANCE.

          (a) Tenant agrees that it will indemnify and save Landlord harmless from any and all liabilities, damages, causes of action, suits, claims, judgments, costs and expenses of any kind (including attorneys' fees)
(i) relating to or arising from or in connection with the possession, use, occupation, management, repair, maintenance or control of the Demised Premises or any portion thereof, or (ii) arising from or in connection with any act or omission of Tenant or Tenant's agents, employees or invitees, or
(iii) resulting from any default, violation or injury to person or property or loss of life sustained in or about the Demised Premises. To assure such indemnity, Tenant shall carry and keep in full force and effect at all times during the term of this lease for the protection of Landlord and Tenant herein, public liability insurance with limits of at least One Million Dollars ($1,000,000.00) for each occurrence and Five Hundred Thousand Dollars ($500,000.00) for each separate injury, and property damage insurance in the amount of One Hundred Thousand Dollars ($100,000.00), with an approved insurance company and deliver to Landlord a copy of said policy or certificate showing the same to be in full force and effect.

          (b) Said public liability and property damage insurance policies and any other insurance policies carried by Tenant with respect to the Demised Premises, shall (i) be issued in form acceptable to Landlord by good and solvent insurance companies qualified to do business in the State in which the Demised Premises is located and reasonably satisfactory to Landlord; (ii) be issued in the names of Landlord, Tenant and any other parties in interest from time to time designated in writing by notice from Landlord to Tenant; (iii) be written as primary policy coverage and not contributing with [Illegible] in excess of any coverage which Landlord may carry; (iv) provide for 10 days' prior written notice to Landlord of any cancellation or other expiration [Illegible] such policy or any defaults thereunder; and (v) contain an express waiver of any right of subrogation by the insurance company against Landlord. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Tenant's insurance coverage, shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this lease.

     19. PROPERTY AT TENANT'S RISK. It is understood and agreed that all personal property in the Demised Premises, of whatever nature, whether owned by Tenant or any other person, shall be and remain at Tenant's sole risk and Landlord shall not assume any liability or be liable for any damage to or loss of such personal property, arising from the bursting, overflowing, or leaking of the roof or of water, sewer, or steam pipes, or from heating or plumbing fixtures or from the handling of electric wires or fixtures or from any other cause whatsoever.

     20. ASSIGNMENT; SUBLETTING. Landlord hereby grants the right to possess and enjoy the use of the Demised Premises to Tenant, but no estate shall [Illegible] out of Landlord; it being understood and agreed that Tenant has only a usufruct not subject to levy or sale. Tenant will not assign, transfer, mortgage [Illegible] encumber this lease or sublet or rent (or permit occupancy or use of) the Demised Premises, or any part thereof, without obtaining the prior written consent of Landlord; nor shall any assignment or transfer of this lease be effectuated by operation of law or by transfer of any interest in Tenant or otherwise without the prior written consent of Landlord. The consent by Landlord to any assignment or subletting shall not be construed as a waiver or lease of Tenant from the terms of, or Tenant's liability under, any covenant or obligation under this lease, nor shall any such assignment or subletting construed to relieve Tenant from obtaining the consent in writing of Landlord to any further assignment or subletting.

          Anything in this Lease to the contrary notwithstanding, in order to cover the extra expense involved in handling Landlord consent of assignment or subletting, Tenant shall pay a "sublease/assignment fee" of $500.00 when any sublease or assignment is submitted to the Landlord [Illegible] its consent. It is understood that this charge is for extra expenses incurred by the Landlord in processing the sublease or assignment.

     22. RULES AND REGULATIONS. Tenant shall at all times comply with the rules and regulations set forth on Exhibit B attached hereto, and with any additions thereto and modifications thereof adopted from time to time by Landlord, and each such rule or regulation shall be deemed to be a covenant of this lease to be performed and observed by Tenant.

     24. LANDLORD ACCESS. Landlord may enter the Demised Premises at reasonable hours to exhibit the same to prospective purchasers, mortgagees [Illegible] tenants, to inspect the premises to see that Tenant is complying with all its obligations hereunder, to make repairs required of Landlord under the terms hereof or to make repairs to Landlord's adjoining property.

     25.  SUBORDINATION.

          (a) This lease is subject and subordinate to the lien of any mortgages or deeds to secure debt, which may now or hereafter affect or encumber the Building or the real property of which the Demised Premises form a part and to all renewals, modifications, consolidations, replacements or extensions thereof. This paragraph shall be self-operative and no further instrument of subordination shall be required. In confirmation of any such subordination, Tenant shall execute within five (5) days after receipt, any certificate that Landlord may reasonably so request. Tenant covenants and agrees to attorn [Illegible] Landlord or to any successor to Landlord's interest in the Demised Premises, whether by safe, foreclosure or otherwise.

          (b) Notwithstanding the foregoing, in the event any mortgagee or the holder of any deed to secure debt shall elect to make the lien of this [Illegible] prior to the lien of its mortgage or deed to secure debt, then, upon such party giving Tenant written notice to such effect, this lease shall be deemed [Illegible] prior in lien to the lien of such mortgage or deed to secure debt, whether dated prior or subsequent thereto.

     26. MORTGAGEE PROTECTION. Tenant agrees to give any Mortgagees and/or Trust Deed Holders, by Registered Mail, a copy of any Notice of Default [Illegible] upon Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagees and/or Trust Deed Holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this lease, then the Mortgagees and/or Trust Deed Holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any mortgagee and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this lease shall not be terminated while such remedies are being so diligently pursued. Tenant agrees that in the event of the sale of the Property, by foreclosure or deed in lieu thereof, the purchaser at such sale will only be responsible for the return of any security deposit paid by Tenant to Landlord in connection with this Lease to the extent that such purchaser actually receives such security deposit.

     28. HOLD-OVER. If Tenant shall not immediately surrender the Demised Premises on the day after the end of the term hereby created, then Tenant shall, by virtue of this agreement, become a Tenant by the month at twice the rental agreed by said Tenant to be paid as aforesaid, commencing said monthly tenancy with the first day next after the end of the term above demised; and said Tenant, as a monthly Tenant, shall be subject to all of the conditions and covenants of this lease as though the same had originally been a monthly tenancy. Each party hereto shall give to the other at least thirty (30) days' written notice to quit the Demised Premises, except in the event of non-payment of rent in advance or of the other additional rents provided for herein when due, or of the breach of any other covenant by the said Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being expressly waived; provided, however, that in the event that Tenant shall hold over after expiration of the term hereby created, and if Landlord shall desire to regain possession of said premises promptly at the expiration of the term aforesaid, then at any time prior to the acceptance of the rent by Landlord from Tenant, as a monthly Tenant hereunder, Landlord, at its election or option, may re-enter and take possession of the Demised Premises forthwith, without process, or by any legal action or process in force in the State in which the Demised Premises is located.

     29. ESTOPPEL CERTIFICATES. Tenant agrees, at any time and from time to time, upon not less than five (5) days' prior written notice by Landlord, to execute, acknowledge and deliver to Landlord or to such person(s) as may be designated by Landlord, a statement in writing (i) certifying that Tenant is in possession of the Demised Premises, has unconditionally accepted the same and is currently paying the rents reserved hereunder, (ii) certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the lease is in full force and effect as modified and stating the modifications), (iii) stating the dates to which the rent and other charges hereunder have been paid by Tenant and (iv) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this lease, and, if so, specifying each such default of which notices to Landlord should be sent. Any such statement delivered pursuant hereto may be relied upon by any owner, prospective purchaser, mortgagee or prospective mortgagee of the Building or of Landlord's interest therein, or any prospective assignee of any such mortgagee.

     30. QUIET ENJOYMENT. Landlord warrants that it has the right to make this lease for the term aforesaid and that it will put Tenant into complete and exclusive possession of the Demised Premises. Landlord covenants that if Tenant pays the rent and all other charges provided for herein, performs all of its obligations provided for hereunder and observes all of the other provisions hereof, Tenant shall at all times during the term hereof peaceably and quietly have, hold and enjoy the Demised Premises, without any interruption or disturbance from Landlord, or anyone claiming through or under Landlord, subject to the terms hereof.

     31. DELAY. In the event Landlord for any reason is unable to deliver possession of the Demised Premises to Tenant on or before the Rent Commencement Date, at Landlord's option, this lease shall remain in full force and effect and Tenant shall have no claim against Landlord by reason of any such delay but no rent shall be payable during the pendency of any such delay, or upon written notice to Tenant, Landlord may terminate this Lease and, except for the return of any security deposit or prepaid rent, Landlord shall have no further obligation or liability to Tenant. In the event that Landlord does not so terminate this lease, at such time as Landlord tenders possession of the Demised Premises to Tenant in writing, Tenant shall commence payment of rent pursuant to paragraph 3 hereof, and the expiration date of the term of this lease shall be extended for a period equal to the period of such delay. In the event of any such delay, Tenant shall execute a commencement agreement specifying the date on which possession of the Demised Premises was tendered by Landlord.

     32. RELOCATION OF TENANT. It is understood that Landlord shall have the right, at its sole cost and expense, upon thirty (30) days prior notice to Tenant to relocate Tenant to other Premises within the Property of equal or greater kind and quality. In no event shall any relocation accomplished pursuant to this paragraph result in an increase in the rent payable under this Lease.

     33. MODIFICATIONS DUE TO FINANCING. If, in connection with obtaining temporary or permanent financing for the Building or the land upon which the Building is located, any such lender shall request reasonable modifications of this Lease as a condition to such financing, Tenant agrees that Tenant will not unreasonably withhold, delay or defer the execution of an agreement of modification of this Lease provided such modifications do not increase the financial obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's reasonable use and enjoyment of the Demised Premises.

     34. ATTORNEYS' FEES; HOMESTEAD. In any rent owing under this lease is collected by or through an Attorney at Law, Tenant agrees to pay any costs or expenses, including attorneys fees, incurred by Landlord. Tenant waives all homestead rights and exemptions which he may have under any law as against any obligation owing under this lease and assigns same to Landlord.

     35. NOTICES. All notices required or desired to be given hereunder by either party to the other shall be sent, postage prepaid, by certified or registered mail. All rents and other monetary obligations arising hereunder, and all notices to the respective parties shall be addressed and sent as follows:


If to Landlord:    CORRESPONDENCE                   with a copy to:               RENT PAYMENTS, ETC.
                   900 Corporation                  Franklin Property Company
                   c/o Franklin Property Company    900 Circle 75 Parkway
                   8401 Connecticut Avenue          Suite 100
                   Chevy Chase, Maryland 20815      Atlanta, Georgia 30339       THE TRAVELERS INSURANCE COMPANY
                                                                                  P. O. BOX 905497
                                                                                  CHARLOTTE, NORTH CAROLINA 28290-5497
                                                                                  RE: 501944
If to Tenant:      ENCORE SYSTEMS, INC.
                   900 Circle 75 Parkway
                   Suite 1700
                   Atlanta, Georgia 30339



     36. REMEDIES CUMULATIVE; NO WAIVER. All rights and remedies given herein and/or by law or in equity to Landlord are separate, distinct and cumulative, and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any of the others. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with his obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.

     37. MODIFICATION. This writing is intended by the parties as the final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this lease. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this lease. No representations, understandings or agreements have been made or relied upon in the making of this lease other than those specifically set forth herein. This lease can only be modified by a writing signed by all of the parties hereto or their duly authorized agents.

     38. WAIVER OF JURY TRIAL. Landlord and Tenant each hereby waives all right to trial by jury in any claim, action, proceeding or counterclaim by either party against the other on any matters arising out of or in any way connected with this lease, the relationship of Landlord and Tenant and/or Tenant's use or occupancy of the Demised Premises.

     39. HEADINGS. Captions and headings are for convenience and reference only.

     40. APPLICABLE LAW. This lease shall be construed under the laws of the State in which the Demised Premises is located.

     41. NO OPTION. The submission of this lease for examination does not constitute a reservation of or option for the Demised Premises, and this lease becomes effective only upon execution and delivery thereof by Landlord.

     42. GENDER; ASSIGNS AND SUCCESSORS. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural may be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions. The term "Landlord" as used in this lease, means only the owner for the time being of the Landlord's interest in this lease; and, in the event of the sale, assignment or transfer by such owner of the Landlord's interest in this lease, such owner shall thereupon be released and discharged of all covenants and obligations of Landlord hereunder thereafter accruing. Except as provided in the preceding sentence, all of the covenants, agreements, terms, conditions, provisions and undertakings in this lease shall inure to the benefit of, and shall extend to and be binding upon, the parties hereto and their respective heirs, executers, legal representatives, successors and assigns, to the same extent as if they were in every case named and expressed.

     43. SEVERABILITY. If any term, covenant or condition of this lease or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant and condition of this lease shall be valid and enforced to the fullest extent permitted by law.

     44. SPECIAL STIPULATIONS. If any of the following stipulations supplement or conflict with any of the foregoing provisions hereof, the following provisions shall control.

          SEE SPECIAL STIPULATIONS ATTACHED HERETO AND MADE A PART HEREOF.











     IN WITNESS WHEREOF, the parties hereto have executed this lease under seal on the day and year first above written.

ATTEST:                            TENANT:  ENCORE SYSTEMS, INC.

                                   /s/ Penelope A. Sellers
                                   --------------------------------------

/s/ Margaret Lee                   By:  President
------------------------------     --------------------------------------

ATTEST:                            LANDLORD:
                                   900 CORPORATION

/s/ M.H. Greene                    By: /s/ [ILLEGIBLE]
------------------------------     --------------------------------------

                                SPECIAL STIPULATIONS
                                TO THE LEASE BETWEEN
                                  900 CORPORATION
                                        AND
                                ENCORE SYSTEMS, INC.

     The foregoing Lease between 900 CORPORATION, as Landlord, and ENCORE SYSTEMS, INC. as Tenant, is modified, amended, and or supplemented as hereinafter set forth, and any language or provision in said Lease inconsistent or in conflict with the following, although not herein expressly referred to, shall be deemed appropriately amended or modified in accordance with the terms hereof.

45. (a) It is understood and agreed that Landlord shall not make any improvements to the premises and the Satellite Dish shall be installed adjacent to the west drive of the 900 Building in a location subject to Landlord's approval at the expense of Encore Systems, Inc., under the complete supervision of the Landlord and all construction and improvements are subject to Landlord's approval. Tenant agrees to paint dish in a color acceptable to Landlord.

     (b) The leased premises shall be used solely by Tenant and shall not be assigned or sublet all or in part to any third party.

     (c) Tenant shall be responsible for obtaining any utility services required and cost of same and Landlord shall not be liable to Tenant for any interruption in such service caused by the making of necessary repairs, or any other reason.

     (d) Tenant agrees that it will repair promptly at its own expense any damage to the leased premises, or the building and/or parking decks caused by bringing into the premises any property for Tenant's use, or by the installation or removal of such property, or by the negligence of Tenant or Tenant's employees, and that it will surrender the leased premises at the expiration of the term hereof, or should Tenant vacate the 900 Circle 75 Parkway Office, or at such time as this Satellite Dish is no longer required by Tenant's business operation, in as good condition as when received, excepting depreciation caused by ordinary wear and tear, damage by fire, or act of God.

     (e) Tenant will indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of the occupancy or use by Tenant of the leased premises or any part thereof or any other part of Landlord's property, or occasioned wholly or in part by any act or omission of Tenant, his agents, contractors, or employees. Tenant agrees to maintain at its own expense so long as Tenant occupies the lease premises with minimum limits of One Million Dollars ($1,000,000) for each occurrence and Five Hundred Thousand Dollars ($500,000) for each separate injury on account of bodily injuries or death of more than one person as a result of any one accident or disaster, and One Hundred Thousand ($100,000) on account of property damage; and Tenant will further deposit the policy of such insurance of certificate thereof with Landlord. Said public liability and property damage insurance policies and any other insurance policies carried by Tenant with respect to the Demised Premises, shall (i) be issued in form acceptable to Landlord by good and solvent insurance companies qualified to do business in the State in which the Demised Premises is located and reasonably satisfactory to Landlord; (ii) to be issued in the names of Landlord, Tenant and any other parties in interest from time to time designated in writing by notice from Landlord to Tenant; (iii) be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry;
     (iv) provide for 10 days' prior written notice to Landlord for any cancellation or other expiration of such policy or any defaults thereunder;

     and (v) contain an express waiver of any right of subrogation by the insurance company against Landlord. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Tenant's insurance coverage, shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this lease.

     (f) Landlord reserves the right to relocate at Tenant's expense the Satellite dish at any time during the term of this Lease.

     (g) Landlord assumes no responsibility for interference to Satellite Dish caused by the development of additional buildings in Circle 75 Office Park and Tenant agrees to assume all costs for relocation of Satellite Dish if required due to future development.

     (h) Landlord and Tenant shall have the right to terminate this lease at any time by giving sixty days written notice to the other party.

                          EXHIBIT B

                    RULES AND REGULATIONS

     1. No advertisement, or other notice, shall be inscribed, painted or affixed on any part of the outside or inside of said building, except upon the doors, and of such order, size and style, and at such places as shall be designated by Landlord. Interior signs on doors will be supplied for tenants by Landlord, the cost of the signs to be charged to and paid for by tenants.

     2. The sidewalks, entry passages, corridors, halls, elevators and stairways shall not be obstructed by tenants, or used by them for any purpose other than for ingress and egress. The floors, and skylights and windows that reflect or admit light into any place in said building, shall not be covered or obstructed by tenants. The water closets and other water apparatus, shall not be used for any other purpose than those for which they were constructed and no sweepings, rubbish, or other obstructing substances shall be thrown therein. Any damage resulting to them, or to associated systems, from misuse, shall be repaired by tenants who, or whose clerks, agents, invitees, or servants shall cause it.

     3. No tenant shall do or permit to be done in said premises, or bring or keep anything therein, which shall in any way obstruct or interfere with the rights of other tenants or in any way injure or annoy them. Tenants, their clerks and servants, shall maintain order in the building, shall not make or permit any improper noise in the building or interfere in any way with other tenants or those having business with them. Nothing shall be thrown by tenants, their clerks or servants, out of the windows or doors, or down the passages or skylights of the building. No rooms shall be occupied or used as sleeping or lodging apartments at any time. No part of the building shall be used or in any way appropriated for gambling, immoral or other unlawful practices, and no intoxicating liquor or liquors shall be sold in said building.

     4. Tenants shall not employ any person other than the janitors of Landlord (who will be provided with pass-keys into the offices) for the purpose of cleaning or taking charge of said premises. It is understood and agreed that the Landlord shall not be responsible to any tenant for any loss of property from rented premises, however occurring, or for any damage done to the furniture or other effects of any tenant by the janitor or any of its employees.

     5. No animals, birds, bicycles or vehicles shall be allowed in the offices, halls, corridors, elevators or elsewhere in the building.

     6. All tenants and occupants shall observe strict care not to leave their windows or doors open when it rains or snows, or while air-conditioning or heating systems are in operation, and, for any fault or carelessness in any of these respects, shall make good any injury sustained by other tenants, and to Landlord for damage to paint, plastering or other parts of the building, resulting from such default or carelessness. No painting shall be done, nor shall any alterations be made, to any part of the building by putting up or changing any partitions, doors or windows, nor shall there be any nailing, boring or screwing into the woodwork or plastering, nor shall any connection be made to the electric wires or electric fixtures, without the consent in writing on each occasion of Landlord or its Agent. All glass, locks and trimmings in or upon the doors and windows of the building shall be kept whole and, when any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order under the direction and to the satisfaction of Landlord, or its Agent, and shall be left whole and in good repair. Tenant shall not injure, overload or deface the building, the woodwork or the walls of the premises, nor carry on upon the premises any noisome, noxious, noisy, or offensive business.

     7. Not more than two keys for each office will be furnished without charge; the charge for additional keys shall be Five Dollars ($5.00) each. No additional locks or latches shall be put upon any door without written consent of Landlord. Tenants, at termination of their lease of the premises, shall return to Landlord, all keys to doors in the building and all plastic cards for parking and entry to building.

     8. Security Cards will be required by Tenants to enter the building during non business hours. There will be a charge of $10.00 for each security card requested. These cards remain the property of and must be returned to the Landlord upon expiration of the Lease, or upon Landlord's request. If any card is not returned, or is lost or damaged by Tenant, then there will be an additional charge of $50.00 per card at Landlord's discretion.

     9. Landlord in all cases retains the power to prescribe the weight and position of iron safes or other heavy articles. Tenants must make arrangements with the manager of the building when the elevator is required for the purpose of the carrying of any kind of freight.

     10. The Tenant shall not (without the Landlord's prior written consent) install or operate any electric heating device, steam engine, boiler, machinery or stove upon the premises, or carry on any mechanical business thereon, or do any cooking thereon, or use or allow to be used upon the demised premises oil, burning fluids, camphene, gasoline or kerosene for heating, warming or lighting. No article deemed extra hazardous on account of fire and no explosives shall be brought into said premises. No offensive gases or liquids will be permitted.

     11. If tenants desire blinds or window covering of any kind over the windows, they must be of such shape, color and material as may be prescribed by Landlord, and shall be erected with Landlord's prior consent and at the expense of said tenants. No awnings shall be placed on said buildings.

     12. Landlord reserves all vending rights. Request for such service will be made to Landlord.

     13. If at any time the building is in charge of a night watchman, every person entering and leaving the building is expected to be confronted by him as to his purpose in the building, if unknown to the night watchman, and shall sign his or her name on a form provided by the building for registering such persons.

     14. The elevators in the premises are not to be used by the tenants, or their agents, for moving furniture into the premises, incident to the initial occupancy, or moving furniture out, incident to vacating, except during the hours from 5:30 p.m. to 7:00 a.m., or on Saturdays after the hour of 1:30 [Illegible], unless approved by Manager of Building.

     15. Tenants and occupants shall observe and obey all parking and traffic regulations as imposed by Landlord on the premises. Landlord in all cases retains the power to designate "No Parking" zones, traffic right of ways, and general parking area procedures.

     16. The Landlord reserves the right to make such other rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the premises, and for the preservation of good order therein.

     17. Violation of these rules, or any amendments thereof or additions thereto, shall be sufficient cause for termination of this Lease at the option of Landlord in accordance with the provisions of paragraph 16 of the Lease.

                                   FIRST AMENDMENT
                                 TO THE LEASE BETWEEN
                                    900 CORPORATION
                                          AND
                                   ENCORE SYSTEMS INC.

     THIS FIRST AMENDMENT made and entered into this 28th day of July, 1993, by and between 900 CORPORATION (hereinafter referred to as "Landlord") and ENCORE SYSTEMS INC. (hereinafter referred to as "Tenant").

     WHEREAS, Landlord and Tenant entered into a Lease dated March 8, 1993 for 16,440 square feet of space in the office building known as 900 Circle 75 Parkway, Suite 1700, Atlanta, Georgia (hereinafter referred to as the "Lease"); and

     WHEREAS, the parties hereto desire to enter into this First Amendment for the purposes hereinafter set out.

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1. The Demised Premises as referred to under Paragraph 1 of the aforesaid Lease is hereby increased in size so that it shall include an additional area containing approximately 2,122 rentable square feet (hereinafter defined as "Expansion Space") located on the Twelfth Floor, (Suite 1230), (as shown outlined in red on Exhibit A-1) increasing the total Demised Premises to approximately 18,562 rentable square feet. Effective September 1, 1993, all references in said Lease to the Demised Premises shall refer to the Demised Premises as increased in size.

     2. Effective September 1, 1993, Initial Base Rent, as described in Paragraph 3 of the Lease is hereby amended to increase
          Tenant's Initial Base Rent by Forty Four Thousand Seventy
          Three and 96/100 ($44,073.96) per year payable in equal monthly installments of Three Thousand Six Hundred
          Seventy Two and 83/100 ($3,672.83) per month.

     3.   The effective date of this amendment is
          September 1, 1993.

     4. CONSTRUCTION. Landlord agrees to complete improvements to the Expansion Space as shown on the attached Exhibit C-1 using Building Standard Materials at Landlord's expense.

     5. AFTER HOURS AIR CONDITIONING. Landlord agrees to install a separate meter on the after hours air conditioning system for the Expansion Space. Tenant agrees to pay Landlord, as additional rent, all electricity expenses relating to the operation of the after hours air conditioning system as provided in Paragraph 8 of the Lease. Tenant also agrees to pay for all maintenance and repair expenses relating to the after hours air conditioning system for the Expansion Space.

     6. FIRST RIGHT OF REFUSAL. Tenant shall have the right of first refusal on the space outlined in blue on Exhibit "A-1" (the "Adjacent Premises") as hereinafter in this Article set forth. If at any time during the term hereof, Landlord shall receive a BONA FIDE offer from a third party (not the existing Tenant, if any) for the lease of the Adjacent Premises, which offer Landlord shall desire to accept, Landlord shall promptly deliver to Tenant a copy of such offer, and Tenant may, within three (3) days thereafter, elect to lease the Adjacent
          Premises on the same terms as those set forth in such offer. If Tenant shall not accept such offer within the same time herein specified therefor, said right of refusal shall cease to exist, but this Lease shall continue otherwise on all the other terms, covenants and conditions in this Lease set forth.

7. COMMISSION. Pursuant to Georgia Real Estate regulation 520-1-.08, Landlord and Tenant acknowledge and agree that Franklin Property Company has acted as agent for the Landlord in this transaction and is to be paid a commission by the Landlord pursuant to separate agreement. Franklin Property Company has not acted as agent in this transaction for the Tenant. The Griffin Company has acted as agent for the Tenant in this transaction and the Griffin Company is to be paid a commission by the Landlord pursuant to a separate agreement.



     IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their respective officers duly authorized so to do as of the date first hereinabove written.

ATTEST:                           LANDLORD: 900 CORPORATION



 /s/ [illegible]                  By: /s/ Philip D. Caraci
-----------------------------        ------------------------------
                                     Philip D. Caraci, President


ATTEST:                           TENANT: ENCORE SYSTEMS, INC.



/s/ Johnny Butler                  By: /s/ Penelope A. Sellers
-----------------------------        ------------------------------
                                     Penelope A. Sellers, President

                            EXHIBIT "C-1"
                        TO THE FIRST AMENDMENT
                         TO THE LEASE BETWEEN
                            900 CORPORATION
                                 AND
                           ENCORE SYSTEMS INC.



                     [FLOOR PLAN OF ENCORE'S SPACE]

                            EXHIBIT "A-1"
                        TO THE FIRST AMENDMENT
                         TO THE LEASE BETWEEN
                            900 CORPORATION
                                 AND
                           ENCORE SYSTEMS INC.



                     [FLOOR PLAN OF THE 12TH FLOOR]

                              SECOND AMENDMENT
                            TO THE LEASE BETWEEN
                              900 CORPORATION
                                    AND
                             ENCORE SYSTEMS INC.

     THIS SECOND AMENDMENT made and entered into this 31st day of January, 1994, by and between 900 CORPORATION (hereinafter referred to as "Landlord") and ENCORE SYSTEMS INC. (hereinafter referred to as "Tenant").

     WHEREAS, Landlord and Tenant entered into a Lease dated March 8, 1993 for 16,440 square feet of space in the office building known as 900 Circle 75 Parkway, Suite 1700, Atlanta, Georgia (hereinafter referred to as the "Lease"); and

     WHEREAS, Landlord and Tenant Amended the Lease on July 28, 1993.

     WHEREAS, the parties hereto desire to enter into this Second Amendment for the purposes hereinafter set out.

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. The Demised Premises as referred to under Paragraph 1 of the aforesaid Lease is hereby increased in size so that it shall include an additional area containing approximately 2,588 rentable square feet (hereinafter defined as "Expansion Space") located on the Twelfth Floor, (as shown outlined in red on Exhibit A-2) increasing the total Demised Premises to approximately 21,150 rentable square feet. Effective February 15, 1994, all references in said Lease to the Demised Premises shall refer to the Demised Premises as increased in size.

2. Effective February 15, 1994, Initial Base Rent, as described in Paragraph 3 of the Lease is hereby amended to increase Tenant's Initial Base Rent by Fifty Two Thousand Five Hundred Thirty Six and 36/100 Dollars ($52,536.36) per year payable in equal monthly installments of Four Thousand Three Hundred Seventy Eight and 03/100 ($4,378.03) per month.

3.   The effective date of this amendment is February 15, 1994.

4. CONSTRUCTION. Landlord shall pay the Tenant Improvement Costs up to but not exceeding $8.00 per square foot of the Expansion Space (the "Landlord's Allowance for Tenant Improvement Costs"). Landlord shall make such improvements as to the Demised Premises as are designated on Tenant's layout and specifications subject to Landlord's prior written approval, and such improvements shall be constructed by Landlord's contractor using building-standard materials. If the Tenant Improvement Costs (including design costs, engineering fees, contractor fees and Landlord's overhead and management fees) exceed the Landlord's Allowance for Tenant Improvement Costs, then such excess shall be paid by Tenant, as additional rent, within ten (10) days of presentation of a bill therefore. If Tenant Improvement Costs do not exceed the Landlord's Allowance for Tenant Improvement Costs, then the unused balance shall be applied as a credit against the Initial Base Rent due under Paragraph 2 above. Such credit, if any, shall be recovered evenly over the Lease Term.

5. COMMISSION. Pursuant to Georgia Real Estate regulation 520-1-.08, Landlord and Tenant acknowledge and agree that Franklin Property Company has acted as agent for the Landlord in this transaction and is to be paid a commission by the Landlord pursuant to separate agreement. Franklin Property Company has not acted as agent in this transaction for the Tenant. The Griffin Company has acted as agent for the Tenant in this transaction and The Griffin Company is to be paid a commission by the Landlord pursuant to a separate agreement.

     IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their respective offices duly authorized so to do as of the date first hereinabove written.

ATTEST:                           LANDLORD: 900 CORPORATION



 /s/ [illegible]                  By: /s/ Philip D. Caraci
-----------------------------        ------------------------------
                                     Philip D. Caraci, President


ATTEST:                           TENANT: ENCORE SYSTEMS, INC.



/s/ [illegible]                   By: /s/ Penelope A. Sellers
-----------------------------        ------------------------------
                                     Penelope A. Sellers, President

                            EXHIBIT "A-2"
                         TO THE LEASE BETWEEN
                            900 CORPORATION
                                 AND
                           ENCORE SYSTEMS INC.



                             [FLOOR PLAN]

                             THIRD AMENDMENT
                            TO LEASE BETWEEN
                             900 CORPORATION
                         AND ENCORE SYSTEMS, INC.

     THIS THIRD AMENDMENT made and entered into this 3rd day of January, 1995, by and between 900 CORPORATION (hereinafter referred to as "Landlord"); and ENCORE SYSTEMS, INC. (hereinafter referred to as "Tenant").

     WHEREAS, Landlord and Tenant entered into a Lease Agreement dated March 8, 1993, for 16,440 square feet of space in the 900 Circle 75 Parkway, Suite 1700, Atlanta, Georgia (hereinafter referred to as "Lease").

     WHEREAS, Landlord and Tenant Amended the Lease on July 28, 1993 and on January 31, 1994 increasing the Demised Premises to 21,150 square feet.

     WHEREAS, the parties hereto desire to enter into this Third Amendment for the purposes hereinafter set out.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. RENT. Effective May 1, 1995, the Initial Base Rent, as described in Paragraph 3 of the Lease shall be Two Hundred Eighty Five Thousand Five Hundred Twenty Five and No/100 Dollars ($285,525.00) per year payable in equal monthly installments of Twenty Three Thousand Seven Hundred Ninety Three and 75/100 Dollars ($23,793.75).

     Effective May 1, 1996, the Initial Base Rent, as described in
     Paragraph 3 of the Lease shall be Three Hundred Six Thousand Six Hundred Seventy Five and No/100 Dollars ($306,675.00) per year payable in equal monthly installments of Twenty Five Thousand Five Hundred Fifty Six and 25/100 ($25,556.25).

     Effective May 1, 1997, the Initial Base Rent, as described in
     Paragraph 3 of the Lease shall be Three Hundred Seventeen Thousand Two Hundred Fifty and No/100 ($317,250.00) per year payable in equal monthly installments of Twenty Six Thousand Four Hundred Thirty Seven and 50/100 ($26,437.50).

2. TERM. The term of this Lease is hereby extended (hereinafter referred to as "Renewal Term") thirty six (36) months commencing on May 1, 1995 and terminating on April 30, 1998.

3.   The effective date of this Amendment is May 1, 1995.

4.   Tenant accepts Demised Premises in "as is" condition.

5. INCREASE IN ANNUAL OPERATING COSTS. Paragraph 5 of the Lease is hereby modified by changing the Budgeted Annual Operating Costs from "Actual Operating Costs for Fiscal Year 1993" to "Actual Operating Costs for Fiscal Year 1995". Notwithstanding anything contained herein to the contrary, Tenant shall pay no Increases in Annual Operating Costs during the first twelve (12) months of the Renewal Term.

6. COMMISSION. Pursuant to Georgia Real Estate Commission Regulation 520-1-.08, Landlord and Tenant acknowledge and agree that Franklin Property Company has acted as agent for the Landlord in this transaction and is to be paid a commission by the Landlord pursuant to a separate agreement. Franklin Property Company has not acted as agent for Tenant in this transaction. The Griffin Company has acted as agent for the Tenant in this Transaction and The Griffin Company is to be paid a commission by the Landlord pursuant to a separate agreement.

     IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their respective offices duly authorized so to do as of the date first hereinabove written.

WITNESS THE FOLLOWING SIGNATURES AND SEALS:

ATTEST:                           LANDLORD: 900 CORPORATION



 /s/ [illegible]                  By: /s/ Philip D. Caraci
-----------------------------        ------------------------------
                                     PHILIP D. CARACI, PRESIDENT


ATTEST:                           TENANT: ENCORE SYSTEMS, INC.



/s/ Johnny Butler                 By: /s/ Penelope A. Sellers
-----------------------------        ------------------------------
Johnny Butler, Vice President        PENELOPE A. SELLERS, PRESIDENT

February, 1998, by and between 900 CORPORATION (hereinafter referred to as "Landlord"); and ENCORE SYSTEMS, INC. (hereinafter referred to as "Tenant").

     WHEREAS, Landlord and Tenant entered into a Lease Agreement dated March 8, 1993, for 16,440 square feet of space in the 900 Circle 75 Parkway, Suite 1700, Atlanta, Georgia (hereinafter referred to as
"Lease").

     WHEREAS, Landlord and Tenant Amended the Lease on July 28, 1993, on January 31, 1994 increasing the Demised Premises to 21,150 square feet, and on January 3, 1995.

     WHEREAS, the parties hereto desire to enter into this Fourth
Amendment for the purposes hereinafter set out.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.   DEMISED PREMISES. The Demised Premises as referred to under Paragraph
     1 of the aforesaid Lease is hereby reduced in size so that it shall exclude an area containing approximately 4,199 rentable square feet located on the Seventeenth Floor (hereinafter defined as "Reduction Space A")(as shown outlined in red on Exhibit A-4) decreasing the total Demised Premises to approximately 16,951 rentable square feet. Effective May 1, 1998, all references in said Lease to the Demised Premises shall refer to the Demised Premises as Reduced in size.

2. RENT. Effective May 1, 1998, the Initial Base Rent, as described in Paragraph 3 of the Lease shall be Three Hundred Twenty Six Thousand Six Hundred Eighty Eight and No/100 Dollars ($326,688.00) per year payable in equal monthly installments of Twenty Seven Thousand Two Hundred Twenty Four and No/100 Dollars ($27,224.00).

     Effective May 1, 1999, the Initial Base Rent, as described in
     Paragraph 3 of the Lease shall be Three Hundred Thirty Six Thousand Four Hundred Eighty Eight and 88/100 Dollars ($336,488.88) per year payable in equal monthly installments of Twenty Eight Thousand Forty and 74/100 Dollars ($28,040.74).

3. TERM. The term of this Lease is hereby extended (hereinafter referred to as "Renewal Term") Twenty Four (24) months commencing on May 1, 1998 and terminating on April 30, 2000.

4.   The Rent Commencement Date of this Amendment is May 1, 1998.

5. CONSTRUCTION. Tenant accepts Demised Premises in "as is" condition, except Landlord agrees to construct sixty (60) linear feet of demising wall using building standard materials.

6. INCREASE IN ANNUAL OPERATING COSTS. Paragraph 5 of the Lease is hereby modified by changing the Budgeted Annual Operating Costs from "Actual Operating Costs for Fiscal Year 1995" to "Actual Operating Costs for Fiscal Year 1998". Tenant's Pro-Rata Share is hereby changed to ".049".

    IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their respective offices duly authorized so to do as of the date first hereinabove written.

WITNESS THE FOLLOWING SIGNATURES AND SEALS:

ATTEST:                           LANDLORD: 900 CORPORATION



 /s/ [illegible]                  BY: /s/ Philip D. Caraci
-----------------------------        ------------------------------
                                     PHILIP D. CARACI, PRESIDENT


ATTEST:                           TENANT: ENCORE SYSTEMS, INC.



/s/ [illegible]                   BY: /s/ Penelope A. Sellers
-----------------------------        ------------------------------
                                     PENELOPE A. SELLERS, PRESIDENT

                             [FLOOR PLAN]

                             [LETTERHEAD]

                                      October 12, 1993



Ms. Penelope A. Sellers
President
Encore Systems, Inc.
900 Circle 75 Parkway
Suite 1700
Atlanta, Georgia  30339

Dear Penny:

This letter confirms your agreement to lease Suite 1890 containing approximately 189 rentable square feet located on the eighteenth (18th) floor, 900 Circle 75 Parkway, Atlanta, Georgia for storage purposes only. Effective November 1, 1993, the initial Lease Agreement will be increased by $30.00 per month.

It is agreed that Landlord has no obligation to provide any services or utilities for said storage space except elevator service and several light fixtures, and that any such services or utilities desired by the Tenant are the sole responsibility of Tenant. Tenant further agrees to maintain the storage space in a neat and orderly manner in order to permit Landlord access at any time for maintenance and servicing of Landlord's equipment if any, located in the storage space.

Tenant's pro-rata share as provided in the Lease shall remain unchanged.

This storage space lease shall run for a month to month term. However, Landlord or Tenant shall have the right to terminate the storage space lease at any time upon 30 days written notice to other party.

Storage rent is due on the first of the month and should be made payable to Travelers Insurance Company and mailed to the following:


                      Travelers Insurance Company
                      P.O. Box 905497
                      Charlotte, N.C. 28290-5497
                      Re:  501944

To signify your agreement to these terms and conditions, please sign in the space provided below.



Very truly yours,                         AGREED AND ACCEPTED:
                                          ENCORE SYSTEMS, INC.


/s/ H. C. Parrish, III

H. C. Parrish, III                        BY: /s/ Penelope Sellers
Senior Vice President                        ------------------------

                                          NAME: Penelope A. Sellers
                                               ----------------------

                                          TITLE: President
                                                ---------------------

                                          DATE:
                                               ----------------------

     WHEREAS, Landlord and Tenant Amended the Lease on July 28, 1993, on January 31, 1994 increasing the Demised Premises to 21,150 square feet, on January 3, 1995, and on February 9, 1998.

     WHEREAS, the parties hereto desire to enter into this Fifth Amendment for the purposes hereinafter set out.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. DEMISED PREMISES. Paragraph 1 of the Fourth Amendment to the Lease is hereby modified by changing the date from "May 1, 1998" to "March 1, 1998."

2. RENT. Commencing March 1, 1998 through April 30, 1998, the Initial Base Rent, as described in Paragraph 3 of the Lease is hereby decreased to Two Hundred Fifty Four Thousand Two Hundred Sixty Five and No/100 Dollars ($254,265.00) per year payable in equal monthly installments of Twenty One Thousand One Hundred Eighty Eight and 75/100 Dollars ($21,188.75).

3.   The Effective Date of this Amendment is March 1, 1998.

4. INCREASE IN ANNUAL OPERATING COSTS. Effective March 1, 1998. Paragraph 5 of the Lease is hereby modified by changing the Tenant's Pro-Rata Share to ".049".

5. COMMISSION. Pursuant to Georgia Real Estate Commission Regulation 520-1-.08, Landlord and Tenant acknowledge and agree that Franklin Property Company has acted as agent for the Landlord in this transaction and is to be paid a commission by the Landlord pursuant to a separate agreement. Franklin Property Company has not acted as agent for Tenant in this transaction.

     IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their respective offices duly authorized so to do as of the date first hereinabove written.

WITNESS THE FOLLOWING SIGNATURES AND SEALS:

ATTEST:                           LANDLORD: 900 CORPORATION



 /s/ [illegible]                  BY: /s/ Philip D. Caraci
-----------------------------        ------------------------------
                                     PHILIP D. CARACI, PRESIDENT


ATTEST:                           TENANT: ENCORE SYSTEMS, INC.



/s/ [illegible]                   BY: /s/ Penelope A. Sellers
-----------------------------        ------------------------------
                                     PENELOPE A. SELLERS, PRESIDENT